UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2024

Vera Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40407	81-2744449
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Marina Boulevard, Suite 120 Brisbane, California	94005
(Address of principal executive offices)	(Zip Code)

(650) 770-0077

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	VERA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2024, Vera Therapeutics, Inc. (the “Company”) announced that Celia Lin, M.D., the Company’s Chief Medical Officer, had separated from the Company effective January 3, 2024 (the “Separation Date”). In connection with Dr. Lin’s separation from the Company, the Company and Dr. Lin entered into a separation agreement, pursuant to which, in recognition of her service to the Company through 2023, Dr. Lin is entitled to her target 2023 annual bonus in addition to the severance benefits set forth in her employment agreement, subject to the terms and conditions set forth in the agreement. Dr. Lin’s separation qualified as a without cause separation pursuant to her employment agreement.

The Company appointed Dr. Robert M. Brenner, M.D., to succeed Dr. Lin as the Company’s Chief Medical Officer, effective January 3, 2024. Dr. Brenner brings more than 25 years of experience as a respected nephrologist and a successful biotechnology executive. Dr. Brenner has previously served in executive roles in several clinical-stage biotech companies, including as Chief Medical Officer at Orionis Biosciences, and SVP of Medical Affairs at AMAG Pharmaceuticals, contributing to the company’s first therapeutic approval and launch for iron deficiency anemia (Feraheme). Previously, Dr. Brenner held several positions of expanding responsibility in the nephrology franchise at Amgen. During this time, he led kidney related global development programs, and supported two product approvals (Aranesp and Sensapar) and oversaw the establishment of the nephrology medical affairs organization. Dr. Brenner received his B.A. from Johns Hopkins University and his M.D. from Albert Einstein College of Medicine. He completed his medical residency at Brigham and Women’s Hospital and his nephrology fellowship at Stanford University Medical Center.

Item 7.01	Regulation FD Disclosure.

On January 8, 2024, the Company issued a press release announcing Dr. Lin’s departure and the appointment of Dr. Brenner as its new Chief Medical Officer. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information set forth in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in this Item 7.01 and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Vera Therapeutics, Inc., dated January 8, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vera Therapeutics, Inc.

Dated: January 8, 2024

	By:	/s/ Marshall Fordyce, M.D.
Marshall Fordyce, M.D.
Chief Executive Officer